BT INVESTMENT FUNDS


                                    EXHIBIT D
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                           MADE AS OF OCTOBER 28, 1992
                                     BETWEEN
                  BT INVESTMENT FUNDS AND BANKERS TRUST COMPANY
                         As Revised: September 30, 1999
                       As Last Revised: December 23, 1999


Cash Management Fund.............................................................0.55%
Treasury Money Fund..............................................................0.55%
Tax Free Money Fund..............................................................0.55%
NY Tax Free Money Fund...........................................................0.55%
International Equity Fund........................................................0.85%
Intermediate Tax Free Fund.......................................................0.40%
Capital Appreciation Fund........................................................0.65%
BT Investment Lifecycle Long Range Fund..........................................0.65%
BT Investment Lifecycle Mid Range Fund...........................................0.65%
BT Investment Lifecycle Short Range Fund.........................................0.65%
Latin American Equity Fund.......................................................0.95%
Small Cap Fund...................................................................0.65%
Pacific Basin Equity Fund........................................................0.75%
BT PreservationPlus Income Fund..................................................0.35%
Quantitative Equity -
        Investment Class.........................................................0.30%
        Institutional Class......................................................0.15%
International Bond Fund..........................................................0.70%
European Equity Fund.............................................................0.85%
Global Equity Fund...............................................................0.85%

        IN WITNESS WHEREOF, the parties hereto have caused this Amended Exhibit D the Administration and Services Agreement between BT INVESTMENT FUNDS and BANKERS TRUST COMPANY, to be executed by their respective officers as of December 23, 1999.


                                                          BT INVESTMENT FUNDS

                                                    By:      /s/Daniel O. Hirsch
                                                    Name: Daniel O. Hirsch
                                                    Title: Secretary


                                                         BANKERS TRUST COMPANY

                                                     By:      /s/Ross Youngman
                                                     Name: Ross Youngman
                                                     Title: Managing Director